Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Fourth Quarter Results Include Net Interest Margin Expansion and Close of Common Equity Capital Raise

Reports Net Interest Margin of 4.17%, Closes the Quarter with a Tangible Common Equity Ratio of 9.95%

WICHITA, Kansas, January 22, 2025 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $17.0 million or $1.04 earnings per diluted share for the quarter ended December 31, 2024.

“Our Company had an excellent year as we realized expansion of our footprint, our balance sheet and our ownership group," said Brad S. Elliott, Chairman and CEO of Equity. “Our team remains committed to generating value for our customers, our employees and our shareholders and enters 2025 positioned to execute."

"During the quarter, we were able to successfully bolster our capital through a common stock raise," Mr. Elliott continued. "The additive equity positions our Company to be opportunistic in delivering on our two-prong growth strategy of organic production and strategic acquisition. We continue to be optimistic about opportunities to deploy these in the markets in which we operate."

Notable Items:

•
The Company realized earnings per diluted share of $1.04. Margin for the quarter was 4.17% positively impacted by non-recurring nonaccrual reversals and prepayment fees of approximately $1.5 million. Excluding these non-recurring items, margin for the quarter was 4.04% an increase of 17 basis points as compared to the previous quarter.
•
The Company realized book value per share expansion of $1.07 per share, or 3.2%. Tangible book value per share improved $1.69 per share, or 6.0%. Book value per share excluding AOCI increased $1.61, or 4.5%. Tangible common equity to tangible assets closed the period at 9.95%.
•
The Company completed a common stock capital raise, issuing 2,067,240 shares at a price of $44.50 per share. After expense capital impact totaled $87.0 million.
•
Deposit balances, excluding brokered, increased $211.2 million driven by seasonal inflows on municipality relationships. Full year growth in deposits, excluding brokered, was $304.2 million, or 7.3%.
•
Loan balances closed the period at $3.5 billion, reflecting full year growth of $167.9 million, or 5.0%. The loan-to-deposit ratio closed the period at 80.0%.
•
Realized opposing asset quality trends as nonaccrual loans declined from $31.3 million to $27.1, or 0.77% of total loans while classified assets increased to $73.5 million or 12.10% of bank regulatory capital. Reserves as a percentage of loans increased to 1.24%.
•
The Company announced a $0.15 dividend on outstanding common shares as of December 31, 2024. Our repurchase program remains active, though no shares were purchased during the quarter.

The Company is also pleased to announce the return of Greg Kossover to the executive management team. Mr. Kossover will be returning to the team in February and will lead our Capital Markets division while also retaining his role as a director of the Company and Equity Bank.

“Greg’s expertise, strategic vision, and commitment to excellence will be instrumental as we continue to drive growth and deliver exceptional value to our shareholders,” said Rick Sems, Equity Bank President & CEO. “We look forward to the positive impact Greg will undoubtedly have as we move forward together."

Equity Bancshares, Inc.

PRESS RELEASE

Financial Results for the Quarter Ended December 31, 2024

Net income allocable to common stockholders was $17.0 million, or $1.04 per diluted share. Excluding merger expenses and gains or losses on security transactions, net income was $20.3 million, or $1.31 per diluted share in the previous quarter. The drivers of the periodic change are discussed in detail in the following sections.

Net Interest Income

Net interest income was $49.5 million for the period, as compared to $46.0 million for previous quarter. Adjusting the stated number for non-recurring nonaccrual reversals and excess prepayment fee realization of $1.5 million, net interest income was $48.0 for the quarter. The periodic increase primarily was driven by downward re-pricing of liabilities which outpaced the downward re-pricing of assets in an environment that saw multiple interest rate cuts by the FOMC. For the quarter, cost of interest bearing liabilities were 2.80% for the quarter down 31 basis points from 3.11% while yield on interest earning assets was 6.32% up 2 basis points from 6.30%. Excluding the previously discussed non-recurring items, yield on interest earning assets would have been 6.20%.

Total earning assets declined slightly during the quarter as higher loan balances were offset by declining cash and security positions as excess cash flows were used to payoff debt and brokered funding versus reinvestment.

Provision for Credit Losses

During the quarter, there was a provision of $98 thousand compared to a provision of $1.2 million in the previous quarter. The level of provision was primarily attributable to charge-offs during the quarter offset by declining loan balances. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. During the quarter, we realized net charge-offs of $322 thousand as compared to $1.6 million for the previous quarter.

Non-Interest Income

Total non-interest income was $8.8 million for the quarter, as compared to $9.3 million linked quarter. Excluding the $831 thousand gain on acquisition from linked quarter results, non-interest income was up $330 thousand.

Non-Interest Expense

Total non-interest expense for the quarter was $37.8 million as compared to $30.3 million for the previous quarter. Prior quarter results included $8.5 million in benefit from a borrower’s repurchase of our preferred equity interest offset by a $742 thousand write-down on a previous bank location and $618 thousand in merger expense. Adjusting for these items, non-interest expense in the prior quarter would have been $37.4 million.

Income Tax Expense

The effective tax rate for the quarter ending, December 31, 2024, was 16.7% which remains consistent with the 16.7% reported for the prior quarter. The year-to-date effective tax rate is 20.0% as compared to 21.2% at September 30, 2024. The decrease in the year-to-date tax rate is associated with a decrease in the impact of tax rate reconciling items recognized as a percent of pre-tax book income, reductions in the effective state tax rate to align with state tax filings, and excess tax benefits related to stock compensation recognized in the quarter.

Loans, Total Assets and Funding

Loans held for investment were $3.5 billion at December 31, 2024, decreasing $100.1 million during the quarter. Total assets were $5.3 billion as of the end of the period, decreasing $23.2 million during the quarter.

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PRESS RELEASE

Total deposits were $4.4 billion at December 31, 2024, increasing $11.9 million from the previous quarter end. Of the total deposit balance, non-interest-bearing accounts comprise approximately 21.8%. Total Federal Home Loan Bank borrowings were $178.1 million as of the end of the quarter, down $117.9 million from previous quarter end.

Asset Quality

As of December 31, 2024, Equity’s allowance for credit losses to total loans was 1.2% up 3 basis points as compared to previous quarter end. Nonperforming assets were $34.7 million as of December 31, 2024, or 0.7% of total assets, compared to $32.4 million at September 30, 2024, or 0.6% of total assets. The increase was driven by one Main Street Lending Program loan which was foreclosed and is held in Other Real Estate Owned at its gross balance. Reducing this to reflect only the Bank’s portion (5%) would result in ending non-performing assets of $31.0 million. Non-accrual loans were $27.1 million at December 31, 2024, as compared to $31.3 million at September 30, 2024. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $73.5 million, or 12.1% of regulatory capital, up from $48.9 million, or 8.3% of regulatory capital as of September 30, 2024.

Capital

Quarter over quarter, book capital increased $88.9 million to $592.9 million and tangible capital increased $90.0 million to $523.9 million. Tangible book value per share closed the quarter at $30.07, increasing 6.0% compared to prior quarter. The increase in capital is primarily due to completion of a common stock capital raise in December through which the Company issued 2,067,240 shares at a price of $44.50. After accounting for costs to issue, the raise added $87.0 million in common equity capital. The remaining change to book and tangible capital during the quarter was attributable to earnings offset by an increase in unrealized losses reflected in AOCI.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 14.5%, the total capital to risk-weighted assets was 18.1% and the total leverage ratio was 11.7% at December 31, 2024. At September 30, 2024, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 11.4%, the total capital to risk-weighted assets ratio was 14.8% and the total leverage ratio was 9.6%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 14.1%, total capital to risk-weighted assets was 15.3% and the total leverage ratio was 10.9% at December 31, 2024. At September 30, 2024, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 13.0%, the ratio of total capital to risk-weighted assets was 14.1% and the total leverage ratio was 10.4%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we

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PRESS RELEASE

believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss fourth quarter results on Thursday, January 23, 2025, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available following the close of the call at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NYSE National, Inc. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate

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PRESS RELEASE

policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2024, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

Russell Colburn

Public Relations and Communication Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

•
Table 1. Consolidated Statements of Income
•
Table 2. Quarterly Consolidated Statements of Income
•
Table 3. Consolidated Balance Sheets
•
Table 4. Selected Financial Highlights
•
Table 5. Year-To-Date Net Interest Income Analysis
•
Table 6. Quarter-To-Date Net Interest Income Analysis
•
Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 8. Non-GAAP Financial Measures

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PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Interest and dividend income
Loans, including fees	$63,379	$54,932	$245,815	$211,213
Securities, taxable	9,229	6,417	39,091	23,873
Securities, nontaxable	387	354	1,579	1,960
Federal funds sold and other	1,984	2,591	10,358	9,666
Total interest and dividend income	74,979	64,294	296,843	246,712
Interest expense
Deposits	21,213	20,074	90,409	70,473
Federal funds purchased and retail repurchase agreements	258	298	1,151	931
Federal Home Loan Bank advances	2,158	1,005	10,180	3,944
Federal Reserve Bank borrowings	—	1,546	1,361	4,755
Subordinated debt	1,877	1,904	7,580	7,591
Total interest expense	25,506	24,827	110,681	87,694

Net interest income	49,473	39,467	186,162	159,018
Provision (reversal) for credit losses	98	711	2,546	1,873
Net interest income after provision (reversal) for credit losses	49,375	38,756	183,616	157,145
Non-interest income
Service charges and fees	2,296	2,299	9,830	10,187
Debit card income	2,513	2,524	10,246	10,322
Mortgage banking	141	125	861	652
Increase in value of bank-owned life insurance	1,883	925	4,966	4,059
Net gain on acquisition and branch sales	—	—	2,131	—
Net gains (losses) from securities transactions	(2)	(50,618)	220	(51,909)
Other	1,985	1,331	10,568	7,560
Total non-interest income	8,816	(43,414)	38,822	(19,129)
Non-interest expense
Salaries and employee benefits	18,368	16,598	72,786	64,384
Net occupancy and equipment	3,571	3,244	14,371	12,325
Data processing	4,988	4,471	20,004	17,433
Professional fees	1,846	1,413	6,503	5,754
Advertising and business development	1,469	1,598	5,366	5,425
Telecommunications	614	460	2,501	1,963
FDIC insurance	662	660	2,483	2,195
Courier and postage	687	577	2,599	2,046
Free nationwide ATM cost	558	508	2,127	2,073
Amortization of core deposit intangibles	1,060	739	4,289	3,374
Loan expense	154	155	601	540
Other real estate owned and repossessed assets, net	133	274	(7,525)	617
Merger expenses	—	297	4,461	297
Other	3,696	4,004	13,591	17,175
Total non-interest expense	37,806	34,998	144,157	135,601
Income (loss) before income tax	20,385	(39,656)	78,281	2,415
Provision for income taxes (benefit)	3,399	(11,357)	15,660	(5,406)
Net income (loss) and net income (loss) allocable to common stockholders	$16,986	$(28,299)	$62,621	$7,821
Basic earnings (loss) per share	$1.06	$(1.84)	$4.04	$0.50
Diluted earnings (loss) per share	$1.04	$(1.84)	$4.00	$0.50

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Weighted average common shares	16,020,938	15,417,200	15,489,370	15,535,772
Weighted average diluted common shares	16,262,965	15,417,200	15,671,674	15,648,842

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TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest and dividend income
Loans, including fees	$63,379	$62,089	$61,518	$58,829	$54,932
Securities, taxable	9,229	9,809	10,176	9,877	6,417
Securities, nontaxable	387	400	401	391	354
Federal funds sold and other	1,984	2,667	3,037	2,670	2,591
Total interest and dividend income	74,979	74,965	75,132	71,767	64,294
Interest expense
Deposits	21,213	23,679	22,662	22,855	20,074
Federal funds purchased and retail repurchase agreements	258	261	306	326	298
Federal Home Loan Bank advances	2,158	3,089	3,789	1,144	1,005
Federal Reserve Bank borrowings	—	—	—	1,361	1,546
Subordinated debt	1,877	1,905	1,899	1,899	1,904
Total interest expense	25,506	28,934	28,656	27,585	24,827

Net interest income	49,473	46,031	46,476	44,182	39,467
Provision (reversal) for credit losses	98	1,183	265	1,000	711
Net interest income after provision (reversal) for credit losses	49,375	44,848	46,211	43,182	38,756
Non-interest income
Service charges and fees	2,296	2,424	2,541	2,569	2,299
Debit card income	2,513	2,665	2,621	2,447	2,524
Mortgage banking	141	287	245	188	125
Increase in value of bank-owned life insurance	1,883	1,344	911	828	925
Net gain on acquisition and branch sales	—	831	60	1,240	—
Net gains (losses) from securities transactions	(2)	206	(27)	43	(50,618)
Other	1,985	1,560	2,607	4,416	1,331
Total non-interest income	8,816	9,317	8,958	11,731	(43,414)
Non-interest expense
Salaries and employee benefits	18,368	18,494	17,827	18,097	16,598
Net occupancy and equipment	3,571	3,478	3,787	3,535	3,244
Data processing	4,988	5,152	5,036	4,828	4,471
Professional fees	1,846	1,487	1,778	1,392	1,413
Advertising and business development	1,469	1,368	1,291	1,238	1,598
Telecommunications	614	660	572	655	460
FDIC insurance	662	660	590	571	660
Courier and postage	687	686	620	606	577
Free nationwide ATM cost	558	544	531	494	508
Amortization of core deposit intangibles	1,060	1,112	1,218	899	739
Loan expense	154	143	195	109	155
Other real estate owned and repossessed assets, net	133	(7,667)	50	(41)	274
Merger expenses	—	618	2,287	1,556	297
Other	3,696	3,593	3,089	3,213	4,004
Total non-interest expense	37,806	30,328	38,871	37,152	34,998
Income (loss) before income tax	20,385	23,837	16,298	17,761	(39,656)
Provision for income taxes (benefit)	3,399	3,986	4,582	3,693	(11,357)
Net income (loss) and net income (loss) allocable to common stockholders	$16,986	$19,851	$11,716	$14,068	$(28,299)
Basic earnings (loss) per share	$1.06	$1.30	$0.77	$0.91	$(1.84)
Diluted earnings (loss) per share	$1.04	$1.28	$0.76	$0.90	$(1.84)
Weighted average common shares	16,020,938	15,258,822	15,248,703	15,425,709	15,417,200
Weighted average diluted common shares	16,262,965	15,451,545	15,377,980	15,569,225	15,417,200

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TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
ASSETS
Cash and due from banks	$383,503	$217,681	$244,321	$217,611	$363,289
Federal funds sold	244	17,802	15,945	17,407	15,810
Cash and cash equivalents	383,747	235,483	260,266	235,018	379,099
Available-for-sale securities	1,004,455	1,041,000	1,042,176	1,091,717	919,648
Held-to-maturity securities	5,217	5,408	5,226	2,205	2,209
Loans held for sale	513	901	1,959	1,311	476
Loans, net of allowance for credit losses(1)	3,457,549	3,557,435	3,410,920	3,437,714	3,289,381
Other real estate owned, net	4,773	2,786	2,989	1,465	1,833
Premises and equipment, net	117,132	117,013	114,264	116,792	112,632
Bank-owned life insurance	133,032	131,670	130,326	125,693	124,865
Federal Reserve Bank and Federal Home Loan Bank stock	27,875	34,429	33,171	27,009	20,608
Interest receivable	28,913	28,398	27,381	27,082	25,497
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	14,969	16,029	16,636	17,854	7,222
Other	100,771	131,580	147,102	102,075	98,021
Total assets	$5,332,047	$5,355,233	$5,245,517	$5,239,036	$5,034,592
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$954,065	$967,858	$984,872	$981,623	$898,129
Total non-interest-bearing deposits	954,065	967,858	984,872	981,623	898,129
Demand, savings and money market	2,684,197	2,468,956	2,560,091	2,574,871	2,483,807
Time	736,527	926,130	796,474	814,532	763,519
Total interest-bearing deposits	3,420,724	3,395,086	3,356,565	3,389,403	3,247,326
Total deposits	4,374,789	4,362,944	4,341,437	4,371,026	4,145,455
Federal funds purchased and retail repurchase agreements	37,246	38,196	38,031	43,811	43,582
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	178,073	295,997	250,306	219,931	240,000
Subordinated debt	97,477	97,336	97,196	97,058	96,921
Contractual obligations	12,067	19,683	23,770	18,493	19,315
Interest payable and other liabilities	39,477	37,039	33,342	31,941	36,459
Total liabilities	4,739,129	4,851,195	4,784,082	4,782,260	4,581,732
Commitments and contingent liabilities
Stockholders’ equity
Common stock	230	209	208	208	207
Additional paid-in capital	584,424	494,763	491,709	490,533	489,187
Retained earnings	194,920	180,588	163,068	153,201	141,006
Accumulated other comprehensive income (loss), net of tax	(55,181)	(40,012)	(62,005)	(60,788)	(57,920)
Treasury stock	(131,475)	(131,510)	(131,545)	(126,378)	(119,620)
Total stockholders’ equity	592,918	504,038	461,435	456,776	452,860
Total liabilities and stockholders’ equity	$5,332,047	$5,355,233	$5,245,517	$5,239,036	$5,034,592

(1) Allowance for credit losses	$43,267	$43,490	$43,487	$44,449	$43,520

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TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Loans Held For Investment by Type
Commercial real estate	$1,830,514	$1,916,863	$1,793,544	$1,797,192	$1,759,855
Commercial and industrial	658,865	670,665	663,718	649,035	598,327
Residential real estate	566,766	567,063	572,523	581,988	556,328
Agricultural real estate	267,248	259,587	219,226	198,291	196,114
Agricultural	87,339	89,529	104,342	149,312	118,587
Consumer	90,084	97,218	101,054	106,345	103,690
Total loans held-for-investment	3,500,816	3,600,925	3,454,407	3,482,163	3,332,901
Allowance for credit losses	(43,267)	(43,490)	(43,487)	(44,449)	(43,520)
Net loans held for investment	$3,457,549	$3,557,435	$3,410,920	$3,437,714	$3,289,381

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.24%	1.21%	1.26%	1.28%	1.31%
Past due or nonaccrual loans to total loans	1.14%	1.17%	1.15%	1.10%	1.10%
Nonperforming assets to total assets	0.65%	0.60%	0.52%	0.49%	0.53%
Nonperforming assets to total loans plus other real estate owned	0.99%	0.90%	0.79%	0.73%	0.79%
Classified assets to bank total regulatory capital	12.10%	8.32%	8.47%	6.85%	7.09%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,012,698	$1,055,833	$1,065,979	$1,074,101	$985,591
Total gross loans receivable	3,525,765	3,475,885	3,459,476	3,452,553	3,293,755
Interest-earning assets	4,716,295	4,731,927	4,745,713	4,742,200	4,480,279
Total assets	5,163,166	5,205,017	5,196,259	5,152,915	4,892,712
Interest-bearing deposits	3,280,592	3,309,202	3,275,765	3,319,907	3,092,637
Borrowings	340,042	395,190	450,178	390,166	391,691
Total interest-bearing liabilities	3,620,634	3,704,392	3,725,943	3,710,073	3,484,328
Total deposits	4,243,159	4,275,424	4,250,843	4,254,883	4,019,362
Total liabilities	4,629,939	4,719,549	4,740,937	4,692,671	4,469,505
Total stockholders' equity	533,227	485,468	455,322	460,244	423,207
Tangible common equity*	463,657	414,644	383,899	398,041	361,451

Performance ratios
Return on average assets (ROAA) annualized	1.31%	1.52%	0.91%	1.10%	(2.29)%
Core return on average assets*	1.37%	1.56%	1.25%	1.17%	1.01%
Core return on average assets before income tax and provision for loan losses*	1.66%	1.97%	1.55%	1.56%	1.03%
Return on average equity (ROAE) annualized	12.67%	16.27%	10.35%	12.29%	(26.53)%
Core return on average equity*	13.29%	16.73%	14.25%	13.11%	11.21%
Core return on average equity before income tax and provision for loan losses*	16.01%	20.97%	17.57%	17.34%	11.40%
Return on average tangible common equity (ROATCE) annualized*	15.30%	19.92%	13.31%	14.96%	(30.39)%
Core return on average tangible common equity*	15.29%	19.58%	16.89%	15.16%	13.02%
Yield on loans annualized	7.15%	7.11%	7.15%	6.85%	6.62%
Cost of interest-bearing deposits annualized	2.57%	2.85%	2.78%	2.77%	2.58%
Cost of total deposits annualized	1.99%	2.20%	2.14%	2.16%	1.98%
Net interest margin annualized	4.17%	3.87%	3.94%	3.75%	3.49%
Efficiency ratio*	63.02%	52.59%	63.77%	63.45%	72.69%
Non-interest income / average assets	0.68%	0.71%	0.69%	0.92%	(3.52)%

Equity Bancshares, Inc.

PRESS RELEASE

Non-interest expense / average assets	2.91%	2.32%	3.01%	2.90%	2.84%
Core non-interest expense / average assets*	2.83%	2.18%	2.73%	2.71%	2.75%

Capital Ratios
Tier 1 Leverage Ratio	11.67%	9.55%	9.14%	9.10%	9.46%
Common Equity Tier 1 Capital Ratio	14.51%	11.37%	11.12%	11.14%	11.74%
Tier 1 Risk Based Capital Ratio	15.11%	11.94%	11.70%	11.73%	12.36%
Total Risk Based Capital Ratio	18.07%	14.78%	14.61%	14.71%	15.48%
Total stockholders' equity to total assets	11.12%	9.41%	8.80%	8.72%	8.99%
Tangible common equity to tangible assets*	9.95%	8.21%	7.55%	7.45%	7.87%
Dividend payout ratio	15.62%	11.74%	15.79%	13.31%	(6.65)%
Book value per common share	$34.04	$32.97	$30.36	$29.80	$29.35
Tangible book value per common share*	$30.07	$28.38	$25.70	$25.10	$25.37
Tangible book value per diluted common share*	$29.70	$28.00	$25.44	$24.87	$25.05
Core earnings per diluted share*	$1.10	$1.32	$1.05	$0.96	$0.81
Core pre-tax pre-provision earnings per diluted share*	$1.33	$1.67	$1.31	$1.28	$0.83

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the year ended			For the year ended
	December 31, 2024			December 31, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$635,881	$51,188	8.05%	$580,451	$42,901	7.39%
Commercial real estate	1,400,661	99,316	7.09%	1,302,568	83,441	6.41%
Real estate construction	416,296	36,004	8.65%	447,516	33,764	7.54%
Residential real estate	563,176	26,505	4.71%	565,711	23,799	4.21%
Agricultural real estate	227,341	16,848	7.41%	201,326	13,820	6.86%
Agricultural	96,877	9,103	9.40%	100,394	6,966	6.94%
Consumer	100,995	6,851	6.78%	106,542	6,522	6.12%
Total loans	3,441,227	245,815	7.14%	3,304,508	211,213	6.39%
Securities
Taxable securities	979,926	39,091	3.99%	1,027,726	23,873	2.32%
Nontaxable securities	59,597	1,579	2.65%	74,917	1,960	2.62%
Total securities	1,039,523	40,670	3.91%	1,102,643	25,833	2.34%
Federal funds sold and other	195,378	10,358	5.30%	193,941	9,666	4.98%
Total interest-earning assets	$4,676,128	296,843	6.35%	$4,601,092	246,712	5.36%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,453,139	61,518	2.51%	$2,362,365	46,206	1.96%
Time deposits	770,772	28,891	3.75%	827,652	24,267	2.93%
Total interest-bearing deposits	3,223,911	90,409	2.80%	3,190,017	70,473	2.21%
FHLB advances	216,012	10,180	4.71%	98,380	3,944	4.01%
Other borrowings	175,516	10,092	5.75%	254,666	13,277	5.21%
Total interest-bearing liabilities	$3,615,439	110,681	3.06%	$3,543,063	87,694	2.48%

Net interest income		$186,162			$159,018
Interest rate spread			3.29%			2.88%

Net interest margin (2)			3.98%			3.46%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2024			December 31, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$651,733	$12,780	7.80%	$580,726	$11,397	7.79%
Commercial real estate	1,402,966	25,978	7.37%	1,309,588	21,630	6.55%
Real estate construction	463,885	9,654	8.28%	439,708	9,000	8.12%
Residential real estate	567,123	6,571	4.61%	561,382	5,866	4.15%
Agricultural real estate	262,529	5,071	7.68%	196,468	3,421	6.91%
Agricultural	82,986	1,705	8.17%	100,226	1,928	7.63%
Consumer	94,543	1,620	6.82%	105,657	1,690	6.35%
Total loans	3,525,765	63,379	7.15%	3,293,755	54,932	6.62%
Securities
Taxable securities	953,627	9,229	3.85%	932,376	6,417	2.73%
Nontaxable securities	59,071	387	2.61%	53,215	354	2.64%
Total securities	1,012,698	9,616	3.78%	985,591	6,771	2.73%
Federal funds sold and other	177,832	1,984	4.44%	200,933	2,591	5.12%
Total interest-earning assets	$4,716,295	74,979	6.32%	$4,480,279	64,294	5.69%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,448,539	13,429	2.18%	$2,351,663	13,918	2.35%
Time deposits	832,053	7,784	3.72%	740,974	6,156	3.30%
Total interest-bearing deposits	3,280,592	21,213	2.57%	3,092,637	20,074	2.58%
FHLB advances	194,914	2,158	4.41%	102,432	1,005	3.89%
Other borrowings	145,128	2,135	5.86%	289,259	3,748	5.14%
Total interest-bearing liabilities	$3,620,634	25,506	2.80%	$3,484,328	24,827	2.83%

Net interest income		$49,473			$39,467
Interest rate spread			3.52%			2.86%

Net interest margin (2)			4.17%			3.49%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2024			September 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$651,733	$12,780	7.80%	$659,697	$13,213	7.97%
Commercial real estate	1,402,966	25,978	7.37%	1,351,407	24,196	7.12%
Real estate construction	463,885	9,654	8.28%	442,857	9,732	8.74%
Residential real estate	567,123	6,571	4.61%	578,702	6,912	4.75%
Agricultural real estate	262,529	5,071	7.68%	251,595	4,365	6.90%
Agricultural	82,986	1,705	8.17%	91,500	1,906	8.29%
Consumer	94,543	1,620	6.82%	100,127	1,765	7.01%
Total loans	3,525,765	63,379	7.15%	3,475,885	62,089	7.11%
Securities
Taxable securities	953,627	9,229	3.85%	995,713	9,809	3.92%
Nontaxable securities	59,071	387	2.61%	60,120	400	2.65%
Total securities	1,012,698	9,616	3.78%	1,055,833	10,209	3.85%
Federal funds sold and other	177,832	1,984	4.44%	200,209	2,667	5.30%
Total interest-earning assets	$4,716,295	74,979	6.32%	$4,731,927	74,965	6.30%
Interest-bearing liabilities
Demand savings and money market deposits	$2,448,539	13,429	2.18%	$2,555,916	16,484	2.57%
Time deposits	832,053	7,784	3.72%	753,286	7,195	3.80%
Total interest-bearing deposits	3,280,592	21,213	2.57%	3,309,202	23,679	2.85%
FHLB advances	194,914	2,158	4.41%	252,751	3,089	4.86%
Other borrowings	145,128	2,135	5.86%	142,439	2,166	6.05%
Total interest-bearing liabilities	$3,620,634	25,506	2.80%	$3,704,392	28,934	3.11%

Net interest income		$49,473			$46,031
Interest rate spread			3.52%			3.19%

Net interest margin (2)			4.17%			3.87%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023

Total stockholders' equity	$592,918	$504,038	$461,435	$456,776	$452,860
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	14,969	16,029	16,636	17,854	7,222
Less: mortgage servicing rights, net	—	—	25	50	75
Less: naming rights, net	957	968	979	989	1,000
Tangible common equity	$523,891	$433,940	$390,694	$384,782	$391,462
Common shares outstanding at period end	17,419,858	15,288,309	15,200,194	15,327,799	15,428,251
Diluted common shares outstanding at period end	17,636,843	15,497,466	15,358,396	15,469,531	15,629,185
Book value per common share	$34.04	$32.97	$30.36	$29.80	$29.35
Tangible book value per common share	$30.07	$28.38	$25.70	$25.10	$25.37
Tangible book value per diluted common share	$29.70	$28.00	$25.44	$24.87	$25.05

Total assets	$5,332,047	$5,355,233	$5,245,517	$5,239,036	$5,034,592
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	14,969	16,029	16,636	17,854	7,222
Less: mortgage servicing rights, net	—	—	25	50	75
Less: naming rights, net	957	968	979	989	1,000
Tangible assets	$5,263,020	$5,285,135	$5,174,776	$5,167,042	$4,973,194
Total stockholders' equity to total assets	11.12%	9.41%	8.80%	8.72%	8.99%
Tangible common equity to tangible assets	9.95%	8.21%	7.55%	7.45%	7.87%

Total average stockholders' equity	$533,227	$485,468	$455,322	$460,244	$423,207
Less: average intangible assets	69,570	70,824	71,423	62,203	61,756
Average tangible common equity	$463,657	$414,644	$383,899	$398,041	$361,451
Net income (loss) allocable to common stockholders	$16,986	$19,851	$11,716	$14,068	$(28,299)
Less: net gain on acquisition	—	831	60	1,240	—
Less: net gain (loss) on securities transactions	(2)	206	(27)	43	(50,618)
Add: merger expenses	—	618	2,287	1,556	297
Add: BOLI tax expense	—	—	1,730	—	—
Add: amortization of intangible assets	1,071	1,148	1,254	935	775
Less: tax effect of pre-tax adjustments	225	153	737	254	10,855
Core net income (loss) allocable to common stockholders	$17,834	$20,427	$16,217	$15,022	$12,536
Return on total average stockholders' equity (ROAE) annualized	12.67%	16.27%	10.35%	12.29%	(26.53)%
Average tangible common equity	$463,657	$414,644	$383,899	$398,041	$361,451
Average impact from core earnings adjustments	424	288	2,251	477	20,418
Core average tangible common equity	$464,081	$414,932	$386,150	$398,518	$381,869
Return on average tangible common equity (ROATCE) annualized	15.30%	19.92%	13.31%	14.96%	(30.39)%
Core return on average tangible common equity (CROATCE) annualized	15.29%	19.58%	16.89%	15.16%	13.02%

Equity Bancshares, Inc.

PRESS RELEASE

Non-interest expense	$37,806	$30,328	$38,871	$37,152	$34,998
Less: merger expense	—	618	2,287	1,556	297
Less: amortization of intangible assets	1,071	1,148	1,254	935	775
Adjusted non-interest expense	$36,735	$28,562	$35,330	$34,661	$33,926
Net interest income	$49,473	$46,031	$46,476	$44,182	$39,467
Non-interest income	8,816	9,317	8,958	11,731	(43,414)
Less: net gain on acquisition and branch sales	—	831	60	1,240	—
Less: net gains (losses) from securities transactions	(2)	206	(27)	43	(50,618)
Adjusted non-interest income	$8,818	$8,280	$8,925	$10,448	$7,204
Net interest income plus adjusted non-interest income	$58,291	$54,311	$55,401	$54,630	$46,671
Non-interest expense to net interest income plus non-interest income	64.86%	54.80%	70.12%	66.45%	(886.70)%
Efficiency ratio	63.02%	52.59%	63.77%	63.45%	72.69%
Average assets	5,163,166	5,205,017	5,196,259	5,152,915	4,892,712
Core non-interest expense to average assets	2.83%	2.18%	2.73%	2.71%	2.75%

Net income (loss) allocable to common stockholders	$16,986	$19,851	$11,716	$14,068	$(28,299)
Less: net gain on acquisition	—	831	60	1,240	—
Less: net gain (loss) on securities transactions	(2)	206	(27)	43	(50,618)
Add: merger expenses	—	618	2,287	1,556	297
Add: BOLI tax expense	—	—	1,730	—	—
Add: amortization of intangible assets	1,071	1,148	1,254	935	775
Less: tax effect of intangible assets amortization	225	153	737	254	10,855
Core net income (loss) allocable to common stockholders	$17,834	$20,427	$16,217	$15,022	$12,536
Add: income tax provision	3,399	3,986	4,582	3,693	(11,357)
Add: provision (reversal) of credit losses	98	1,183	265	1,000	711
Add: tax effect of pre-tax adjustments	225	153	737	254	10,855
Core pre-tax, pre-provision income	$21,556	$25,749	$21,801	$19,969	$12,745
Total average assets	$5,163,166	$5,205,017	$5,196,259	$5,152,915	$4,892,712
Total average stockholders' equity	$533,227	$485,468	$455,322	$460,244	$423,207
Weighted average diluted common shares	16,262,965	15,451,545	15,377,980	15,569,225	15,417,200
Diluted earnings (loss) per share	$1.04	$1.28	$0.76	$0.90	$(1.84)
Core earnings per diluted share	$1.10	$1.32	$1.05	$0.96	$0.81
Core pre-tax pre-provision earnings per diluted share	$1.33	$1.67	$1.31	$1.28	$0.83
Return on average assets (ROAA) annualized	1.31%	1.52%	0.91%	1.10%	(2.29)%
Core return on average assets	1.37%	1.56%	1.25%	1.17%	1.01%
Return on average equity	12.67%	16.27%	10.35%	12.29%	(26.53)%
Core return on average equity	13.29%	16.73%	14.25%	13.11%	11.21%